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                                                                     EXHIBIT 3.1



                           AMENDED AND RESTATED BYLAWS
                                       OF
                     UNITED AMERICAN HEALTHCARE CORPORATION
             (including all amendments adopted as of June 24, 2008)


                                    ARTICLE I
                                     Offices

         The Corporation shall continuously maintain a registered office in Michigan and may have such other office(s) at such place(s), both within and outside the State of Michigan, as the Board of Directors (the "BOARD") from time to time determines or as the business of the Corporation from time to time requires.

                                   ARTICLE II
                            Meetings of Shareholders

         Section 1. Annual Meetings. Subject to the provisions of Section 6(c) of Article IX of these bylaws (the "BYLAWS"), annual meetings of the Corporation's shareholders ("SHAREHOLDERS") shall be held at such time and place (within or outside the State of Michigan) as shall be designated from time to time by the Board and stated in the notice of the meeting. Subject to the Restated Articles of Incorporation of the Corporation (the "ARTICLES"), at each annual meeting Shareholders shall elect directors to succeed those whose terms expire and shall transact such other business as may properly be brought before the meeting.

         Section 2. Special Meetings. Unless otherwise prescribed by law, the Articles or these Bylaws, special meetings of Shareholders for any purpose or purposes may be called only by the chairman of the Board, chief executive officer or president, and shall be called by the chief executive officer or secretary upon the written request of a majority of the total number of directors of the Corporation. Requests for special meetings shall state the purpose or purposes of the proposed meeting and shall state that no other business shall be conducted. Special meetings of Shareholders shall be held at such time and place (within or outside the State of Michigan) as shall be designated from time to time by the Board and stated in the notice of the meeting. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

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         Section 3.   Notices of Annual and Special Meetings.

                (a) Except as otherwise provided by law, the Articles or these Bylaws, written notice of any annual or special meeting of Shareholders shall state the place, date and time thereof and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and shall be given, either personally or by mail, to each Shareholder of record entitled to vote at such meeting not less than 10 or more than 60 days prior to the meeting.

                (b) Notice of any meeting of Shareholders (whether annual or special) to act upon an amendment to the Articles, a reduction of stated capital or a plan of merger, consolidation or sale of all or substantially all of the Corporation's assets shall be accompanied by a copy of the proposed amendment or plan of reduction, merger, consolidation or sale.

         Section 4. List of Shareholders. At least 10 days (but not more than 60 days) before any meeting of Shareholders, the officer or transfer agent in charge of the stock transfer books of the Corporation shall prepare and make a complete list of the Shareholders entitled to vote at such meeting, which list shall be arranged alphabetically within each class and series of shares and shall show the address of each Shareholder and the number of shares registered in the name of each Shareholder. The list so prepared shall be maintained at a place within the locality where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be open to inspection by any Shareholder, for any purpose germane to the meeting, during ordinary business hours during a period of no less than 10 days prior to the meeting. The list also shall be produced and kept open at the meeting (during the entire duration thereof) and, except as otherwise provided by law, may be inspected by any Shareholder or proxy of a Shareholder who is present in person at such meeting.

         Section 5.   Presiding Officers; Order of Business

                (a) Meetings of Shareholders shall be presided over by the chairman of the Board or, if the chairman is not present (or if there is none), by the vice chairman of the Board, or, if the vice chairman is not present (or if there is none), by such person who is chosen by the Board, or, if none, by a chairman to be chosen at the meeting by the Shareholders present in person or by proxy who own a majority of the shares of capital stock of the Corporation entitled to vote and represented at such meeting. The secretary of meetings shall be the secretary of the Corporation, or, if the secretary is not present, an assistant secretary, or, if an assistant secretary is not present, such person as may be chosen by the Board, or, if none, by such person who is chosen by the chairman at the meeting.


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                (b)   The following order of business, unless otherwise
                      ordered at the meeting by the chairman thereof, shall be observed as far as practicable and consistent with the purposes of the meeting:

                      (i)      Call of the meeting to order.

                      (ii) Presentation of proof of mailing of notice of the meeting and, if the meeting is a special meeting, the call thereof.

                      (iii)    Presentation of proxies.

                      (iv) Determination and announcement that a quorum is present.

                      (v) Reading and approval (or waiver thereof) of the minutes of the previous meeting.

                      (vi)     Reports, if any, of officers.

                      (vii) Election of directors to succeed those whose terms expired, if the meeting is an annual meeting or a special meeting called for such purpose.

                      (viii) Consideration of the specific purpose or purposes for which the meeting has been called (other than the election of directors).

                      (ix) Transaction of such other business as may properly come before the meeting.

                      (x)      Adjournment.

         Section 6.   Quorum; Adjournments.

                (a) The holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at any given meeting present in person or by proxy shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of Shareholders, except as otherwise provided by law or by the Articles; provided, however, that no quorum shall be deemed to exist unless 33-1/3% of the outstanding shares of the Corporation's common voting stock is present in person or by proxy.

                (b) If a quorum is not present in person or by proxy at any meeting of Shareholders, the chairman of the meeting or the holders of a majority of all of the shares of stock entitled to vote at the meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to

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                      time, without notice of the adjourned meeting if the
                      time and place thereof are announced at the meeting at which the adjournment is taken and at the adjourned meeting only business is transacted as might have been transacted at the original meeting, until a quorum is present in person or by proxy.

                (c) Even if a quorum is present in person or by proxy at any meeting of the Shareholders, the Shareholders entitled to vote thereat present in person or by proxy shall have the power to adjourn the meeting from time to time for good cause, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken and at the adjourned meeting only business is transacted as might have been transacted at the original meeting, until a date which is not more than 30 days after the date of the original meeting.

                (d) Anything in paragraph (b) of this Section 6 to the contrary notwithstanding, if an adjournment is for more than 30 days, or if after an adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote thereat.

         Section 7.   Voting.

                (a) At any meeting of Shareholders every Shareholder having the right to vote shall be entitled to vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Except as otherwise provided by law or by the Articles, each Shareholder of record shall be entitled to one vote (on each matter submitted to a vote) for each share of capital stock registered in his or her name on the books of the Corporation.

                (b) All elections of directors and, except as otherwise provided by law or by the Articles, all other matters, shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such elections or other matters.

                (c) All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a Shareholder entitled to vote or his or her proxy, a written share vote shall be taken.
                      Every written share vote shall be taken by ballots, each of which shall state the name of the Shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

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         Section 8.   Notice of Shareholder Business. At any annual or special
meeting of Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) properly brought before the meeting by or at the direction of the Board, or (c) properly brought before an annual meeting by a Shareholder, and if and only if the notice of a special meeting provides for business to be brought before the special meeting by Shareholders, properly brought before the special meeting by a Shareholder. For business to be properly brought before a meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a Shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the meeting; provided, however, that if less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the Shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Furthermore, Shareholders are not permitted to nominate individuals to serve as directors, unless notice of such nomination is given to the Corporation in accordance with Section 13 of Article III of these Bylaws. A Shareholder's notice to the secretary shall set forth as to each matter the Shareholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Corporation's books, of the Shareholder proposing such business; (c) the class and number of shares of the Corporation which are beneficially owned by the Shareholder; and (d) any material interest of the Shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of Shareholders except in accordance with the procedures set forth in this Section 8 of Article II. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 8, and if he or she should so determine, he or she shall so declare that the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding anything in these Bylaws to the contrary, the Corporation shall be under no obligation to submit for action any Shareholder proposal at any meeting of Shareholders, which proposal the Corporation would otherwise be permitted to omit in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

         Section 9. Meetings Required; No Action by Less Than Unanimous Consent. Any action required or permitted to be taken by the Shareholders must be taken at a duly called annual or special meeting of Shareholders and may not be effected by any consent in writing signed by fewer than all of such Shareholders.

         Section 10. Proxies. The Corporation shall solicit proxies and provide proxy statements for all meetings of Shareholders and shall provide copies of such proxy solicitation to any national securities exchange ("EXCHANGE") on which the Corporation's shares are listed.



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                                  ARTICLE III

                                   Directors

        Section 1.  General Powers; Number; Tenure.

               (a) The business and affairs of the Corporation shall be managed under the direction of the Board, which may exercise all powers of the Corporation and perform or authorize the performance of all lawful acts and things which are not by law, the Articles or these Bylaws directed or required to be exercised or performed by the Shareholders.

               (b) The number of directors of the Corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), but shall not at any time be less than eight (8). Subject to the rights of the holders of any class or series of preferred shares of the Corporation then outstanding, the directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire initially at the 1991 annual meeting of Shareholders, the term of office of the second class to expire initially at the 1992 annual meeting of Shareholders and the term of office of the third class to expire initially at the 1993 annual meeting of Shareholders, and with the directors of each class to hold office until their successors are duly elected and qualified. At each annual meeting of Shareholders following such classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of Shareholders after their election.

               (c) Directors need not be Shareholders of the Corporation nor residents of the State of Michigan; provided, however, that each incumbent director whose current term of office expires at either the 2003 or 2004 annual meeting of Shareholders shall be required to become and/or be a Shareholder of the Corporation, beneficially owning at least 1,000 shares of voting capital stock of the Corporation within 120 days after the 2002 annual meeting of Shareholders and continually thereafter, or else automatically forfeit that office resulting in an immediate vacancy; and provided, further, that each non-incumbent director ("NEW DIRECTOR") elected at the 2002 annual meeting of Shareholders or anytime thereafter shall be required to become and/or be a Shareholder of the Corporation, beneficially owning at least the Minimum Requirement (as defined below), within one year after the New Director's election date and continually thereafter, or else automatically forfeit that office resulting in an immediate vacancy. The term 'MINIMUM REQUIREMENT' shall mean the minimum number of shares

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                    of voting capital stock of the Corporation as shall be
                    established, from time to time, by the Board pursuant to a resolution adopted for the purposes of the foregoing proviso by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

               (d) No one shall be eligible to be elected or reelected for a new term of office as a director of the Corporation beginning after such person's reaching age 70, except that the Board in its sole discretion may by resolution waive this prohibition, case by case, if it expressly determines in such resolution that such waiver is in the best interests of the Corporation.

               (e) At least three of the directors shall be Independent Directors, as that term is defined in the Articles.

         Section 2. Vacancies. Subject to the rights of the holders of any class or series of preferred shares of the Corporation then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of Shareholders at which the term of office of the class to which they have been elected expires or until their successors have been duly elected and qualified.

         Section 3. Removal; Resignation.


               (a) Subject to the rights of the holders of any class or series of preferred shares of the Corporation then outstanding, and except as otherwise provided by law, the Articles or these Bylaws, at any meeting of the Shareholders called expressly for such purpose, any director, or the entire Board, may be removed, but only for cause, by a vote of Shareholders holding a majority of the shares issued and outstanding and entitled to vote at an election of directors, voting together as a single class.

               (b) Any director may resign at any time by giving written notice to the Board, the chairman of the Board, the chief executive officer, or the secretary of the Corporation. Unless a subsequent time is specified in such written notice, a resignation shall take effect upon its receipt by the Corporation.

         Section 4. Place of Meetings. The Board may hold both regular and special meetings either within or outside the State of Michigan, at such place as the Board from time to time deems advisable.

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         Section 5. Annual Meeting. The annual meeting of each newly elected
Board shall be held as soon as is practicable following the annual meeting of Shareholders, and no notice to the newly elected directors of such meeting shall be necessary for such meeting to be lawful.

         Section 6. Regular Meetings. Additional regular meetings of the Board may be held without notice, at such time and place as from time to time may be determined by the Board.

         Section 7. Special Meetings. Special meetings of the Board may be called by any one of the chairman of the Board, the vice chairman of the Board (if any) or the chief executive officer or by a majority of directors, in each case upon 24 hours' notice to each director if such notice is delivered personally or sent by telegram, facsimile or electronic mail or upon 5 days' notice if sent by mail, unless such notice is waived. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

         Section 8. Quorum; Adjournments. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at each and every meeting of the Board, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as otherwise specifically provided by law, the Articles or these Bylaws. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

         Section 9. Duties of Directors. The directors of the Corporation shall have a fiduciary duty to the Shareholders to arrange, oversee and supervise the affairs and business of the Corporation.

         Section 10. Compensation. Directors shall be entitled to such compensation for their services as directors as from time to time may be fixed by the Board, including, without limitation, for their services as members of committees of the Board and in any event shall be entitled to reimbursement of all reasonable expenses incurred by them in attending directors' meetings. Any director may waive compensation for any meeting. No director who receives compensation as a director shall be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

         Section 11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board or a committee of the Board may be taken without a meeting and without prior notice if a written consent in lieu of such meeting which sets forth the action so taken is signed either before or after such action by all directors or all members of the committee, as the case may be. All written consents shall be filed with the minutes of the Board's proceedings. A written consent has the same effect as a vote of the Board or committee for all purposes.

         Section 12. Meetings by Telephone or Similar Communications. The directors may participate in meetings by means of conference telephone or similar communications equipment, whereby all directors participating in the meeting can hear each other at the same time, and

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participation in any such meeting shall constitute presence in person by such director at such meeting. A written record shall be made of all actions taken at any meeting conducted by means of a conference telephone or similar communications equipment.

         Section 13. Nomination of Director Candidates. Subject to the rights of holders of any class or series of preferred shares then outstanding, nominations for the election of directors may be made by: (a) the Board or a proxy committee appointed by the Board or (b) any Shareholder entitled to vote in the election of directors generally; provided, however, any Shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such Shareholder's intent to make such nomination or nominations has been given in writing to the secretary of the Corporation. To be timely, a Shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not fewer than 90 days prior to the meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the Shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the Shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Shareholder is a holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder; (d) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission ("SEC"), had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

         In the event that a person is validly designated as a nominee in accordance with this Section 13 and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the Shareholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than 10 days prior to the date of the meeting for the election of such nominee, of a written notice to the secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the secretary pursuant to this Section 13 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

         If the chairman of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this Section 13, such nomination shall be void.

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                                   ARTICLE IV

                                   Committees

         Section 1. Formation of Committees. The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, with each committee consisting of one or more directors of the Corporation. The standing committees shall be the Audit Committee, the Compensation Committee, the Executive Committee, the Finance Committee and the Governance Committee. Except as prohibited by law, any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board conferred upon such committee by the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have the name as may be determined from time to time by resolution adopted by the Board.

         Section 2. Other Provisions Regarding Committees.

               (a)  Subject to the limitations set forth in Section 1 of this
                    Article IV, the Board shall have the power at any time to fill vacancies in, change the membership of, or discharge any committee.

               (b) Members of any committee shall be entitled to such compensation for their services as from time to time may be fixed by the Board and in any event shall be entitled to reimbursement of all reasonable expenses incurred in attending committee meetings. Any member of a committee may waive compensation for any meeting. No committee member who receives compensation as a member of any one or more committees shall be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

               (c) Unless prohibited by law, the provisions of Section 11 ("ACTION BY CONSENT") and Section 12 ("MEETINGS BY TELEPHONE OR SIMILAR COMMUNICATIONS") of Article III shall apply to all committees from time to time created by the Board.

               (d) Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided in these Bylaws or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the authorized members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.

         Section 3. Executive Committee. The Board shall appoint from its number an executive committee, consisting of not less than four (4) nor more than five
(5) members, which

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membership shall include the chief executive officer and shall have as its chairperson the chairman of the Board, with further requirements for the membership composition of the executive committee to include one non-management member. The executive committee shall have and may exercise the power and the authority of the Board when necessary or advisable between meetings of the Board, subject to the prohibitions below; and the executive committee shall report all of its actions to the Board at the next regular or special meeting of the Board and such actions shall be subject to revision and alteration by the Board at such meeting; provided, however, that the rights of third parties shall not be affected by any such revision or alteration; and provided, further, that the executive committee shall not have the power to: (i) fill vacancies in the Board of Directors; (ii) amend the Articles; (iii) adopt, amend or repeal the Bylaws; (iv) adopt an agreement of merger or share exchange; (v) recommend to Shareholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets; (vi) recommend to Shareholders a dissolution of the Corporation or a revocation of a dissolution; or (vii) declare a distribution, dividend, or to authorize the issuance of shares. At each meeting of the executive committee, the presence of at least a majority of the members of the executive committee shall be necessary to constitute a quorum for the transaction of business, and the vote of the majority of the members present at any meeting, at which a quorum is present, shall be the act of the executive committee. The chairman of the Board shall vote only to make or break a tie.

         Section 4. Audit Committee. The Board shall designate an Audit Committee, which shall be comprised solely of Independent Directors, as that term is defined in the Articles. The Board may designate one or more directors as alternate members of the Audit Committee who may replace any absent or disqualified member at any meeting of the committee; provided, however, that at all times all members of the Audit Committee shall be Independent Directors.

                                    ARTICLE V

                                    Officers

         Section 1. Positions. The Corporation's officers shall be chosen and appointed by the Board and shall consist of a nonexecutive chairman of the Board, a chief executive officer, a chief financial officer, a president, one or more vice presidents (if and to the extent required by law or if not required, if the Board from time to time appoints a vice president or vice presidents), a secretary and a treasurer. The Board also may choose one vice chairman of the Board, one or more assistant secretaries and/or assistant treasurers and such other officers and/or agents as the Board from time to time deems necessary or appropriate. Only the chairman, the vice chairman (if any) and the chief executive officer must be a director. The Board may delegate to the chief executive officer of the Corporation the authority to appoint any officer or agent of the Corporation and to fill a vacancy other than the chairman of the Board, chief executive officer, president, chief financial officer, treasurer, or vice chairman of the Board. The election or appointment of any officer of the Corporation in itself shall not create contract rights for any such officer. All officers of the Corporation shall exercise such powers and perform such duties as from time to time shall be determined by the Board. Any two or more offices may be held by the same person.

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         Section 2. Term of Office; Removal. Each officer of the Corporation shall hold office at the pleasure of the Board and any officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office, provided that any officer appointed by the chief executive officer pursuant to authority delegated to the chief executive officer by the Board may be removed, with or without cause, at any time whenever the chief executive officer in his or her absolute discretion shall consider that the best interests of the Corporation shall be served by such removal. Removal of any officer by the Board or by the chief executive officer, as the case may be, shall not prejudice the contract rights, if any, of the person so removed. Vacancies (however caused) in any office may be filled for the unexpired portion of the term by the Board (or by the chief executive officer in the case of a vacancy occurring in an office to which the chief executive officer has been delegated the authority to make appointments).

         Section 3. Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board, and no officer shall be prevented from receiving a salary by reason of the fact that he or she also receives from the Corporation compensation in any other capacity.

         Section 4. Action With Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the chief executive officer or any officer of the Corporation authorized by the chief executive officer shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

         Section 5. Chairman of the Board. The chairman of the Board, subject to the direction of the Board, shall perform such supervisory and management functions and duties as from time to time may be assigned to him or her by the Board. The chairman of the Board, if present, shall preside at all meetings of the Shareholders and all meetings of the Board.

         Section 6. Vice Chairman of the Board. The vice chairman of the Board (if any), subject to the direction of the Board, shall perform such supervisory and management functions and duties as from time to time may be assigned to him or her by the Board. If the chairman of the Board is not present (or if there is none) at any meeting of the Shareholders or any meeting of the Board, the vice chairman of the Board (if any), if present, shall preside at such meeting.

         Section 7. Chief Executive Officer. The Board may select the chairman of the Board or another person to serve as the chief executive officer of the Corporation, and such chief executive officer shall, subject to the direction of the Board, perform such executive, supervisory and management functions and duties as from time to time may be assigned to him or her by the Board. Unless otherwise prescribed by the Board, the chief executive officer shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At any such meeting the chief executive officer shall possess and may exercise any and all rights and powers

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incidents to the ownership of such securities which the Corporation possesses and has the power to exercise. The Board from time to time may confer like powers upon any other person or persons.

         Section 8. President. The president shall be the chief operating officer of the Corporation and, subject to the direction of the Board, shall have general charge of the business affairs and property of the Corporation and general supervision over its other officers and agents. In general, the president shall perform all duties incident to the office of president of a stock corporation and shall see that all orders and resolutions of the Board are carried into effect.

         Section 9. Vice Presidents. In the absence or disability of the president, the vice president, if any (or in the event there is more than one, the vice presidents in the order designated, or in the absence of any designation, in the order of their election), shall perform the duties and exercise the powers of the president. The vice president(s) also generally shall assist the president and shall perform such other duties and have such other powers as from time to time may be prescribed by the Board.

         Section 10. Secretary. The secretary shall attend all meetings of the Board and of the Shareholders and shall record all votes and the proceedings of all meetings in a book to be kept for such purposes. The secretary also shall perform like duties for the committees, if required by any such committee. The secretary shall give (or cause to be given) notice of all meetings of the Shareholders and all special meetings of the Board and shall perform such other duties as from time to time may be prescribed by the Board, the chairman of the Board, the chief executive officer or the president. The secretary shall have custody of the seal of the Corporation, shall have authority (as shall any assistant secretary) to affix the same to any instrument requiring it, and to attend the seal by his or her signature. The Board may give general authority to officers other than the secretary or any assistant secretary to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

         Section 11. Assistant Secretary. The assistant secretary, if any (or in the event there is more than one, the assistant secretaries in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the secretary, shall perform the duties and exercise the powers of the secretary. The assistant secretary shall perform such other duties and have such other powers as from time to time may be prescribed by the Board.

         Section 12. Treasurer. The treasurer shall have the custody of the corporate funds, securities, other similar valuable effects, and evidence of indebtedness, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as from time to time may be designated by the Board. The treasurer shall disburse the funds of the Corporation in such manner as may be ordered by the Board from time to time and shall render to the chairman of the Board, the chief executive officer, the president and the Board, at regular meetings of the Board or whenever any of them so require, an account of all transactions and of the financial condition of the Corporation.

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         Section 13. Assistant Treasurer. The assistant treasurer, if any (or in the event there is more than one, the assistant treasurers in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the treasurer, shall perform the duties and exercise the powers of the treasurer. The assistant treasurer(s) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board.

                                   ARTICLE VI

                                     Notices

         Section 1. Form; Delivery. Any notice required or permitted to be given to any director, officer, Shareholder or committee member shall be given in writing, either personally or by first-class mail with postage prepaid, in either case addressed to the recipient at his or her address as it appears in the records of the Corporation. Personally delivered notices shall be deemed to be given at the time they are delivered at the address of the named recipient as it appears in the records of the Corporation, and mailed notices shall be deemed to be given at the time they are deposited in the United States mail. Notice to a director also may be given by telegram, facsimile or electronic mail sent to his or her address, facsimile number or Internet address, respectively, as it appears on the records of the Corporation and shall be deemed given at the time delivered at such address, facsimile number or Internet address, respectively.

         Section 2. Waiver; Effect of Attendance. Whenever any notice is required to be given by law, the Articles or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be the equivalent of the giving of such notice. Any director or committee member who attends a meeting of the Board or a committee thereof shall be deemed to have had timely and proper notice of the meeting, unless such director or committee member attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. A Shareholder's attendance at a meeting (whether in person or by proxy) shall result in: (i) waiver of objection to lack of notice or defective notice of the meeting, unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (ii) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

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
                                   ARTICLE VII

                                 Indemnification

         Section 1. Indemnification. The Corporation shall indemnify each of the directors and officers of the Corporation, and may indemnify any other individual, to the fullest extent permitted by Sections 561 and 562 of the Business Corporation Act of Michigan, as it may be amended from time to time (the "ACT") and as otherwise permitted by law, and shall promptly make or cause to be made any determination required by Section 564a of the Act. The Corporation shall pay and reimburse each of the directors and officers of the Corporation, and may pay and reimburse any other individual, to the fullest extent permitted by Section 564b of the Act and as otherwise permitted by law, and the Corporation shall promptly make or cause to be made any determination required by Section 564b.

         Section 2. Insurance. The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Act.

         Section 3. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VII by the Shareholders or the directors of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such amendment, repeal or modification.

                                  ARTICLE VIII

                               Stock Certificates

         Section 1. Certificates; Signatures. The shares of the Corporation may be represented by certificates or, if approved by the Board of Directors of the Corporation, may be uncertificated. Any shares represented by a certificate may not become uncertificated until the certificate therefore is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate, signed by or in the name of the Corporation by the chairman of the Board, vice chairman of the Board, president or a vice president, or by another officer, of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

         Section 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be

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
transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon, in the case of certificated shares, surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

         Section 3. Registered Shareholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions (to the extent otherwise distributable or distributed) and to vote (in the case of voting stock) as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person. The Corporation (or its transfer agent) shall not be required to send notices or dividends to a name or address other than the name and address of the Shareholder appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), unless any such Shareholder shall have notified the Corporation (or the transfer agent or registrar, if any), in writing, of another name or address at least 10 days prior to the mailing of such notice or dividend.

         Section 4. Record Date. In order that the Corporation may determine the Shareholders of record who are entitled (i) to notice of or to vote at any meeting of Shareholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, or (iii) to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board, in advance, may fix a date as the record date for any such determination. Such date shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to the date of any other action. A determination of Shareholders of record entitled to notice of or to vote at a meeting of the Shareholders shall apply to any adjournment of the meeting taken pursuant to
Section 6 of Article II; provided, however, that the Board, in its discretion, may fix a new record date for the adjourned meeting.

         Section 5. Lost, Stolen or Destroyed Certificate. The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board, in its discretion, may require as a condition precedent to issuance that the owner of such lost, stolen or destroyed certificate, or his or her legal representative, advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum, or other security in such form, as the Board may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

         Section 6. Regulations. The issuance, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.

                                   ARTICLE IX

                               General Provisions

         Section 1. Dividends. Subject to the Act and to any provisions of the Articles relating to dividends, dividends upon the outstanding capital stock of the Corporation may be declared by the Board at any annual, regular or special meeting and may be paid in cash, in property or in shares of the Corporation's capital stock. Any distribution to Shareholders of income or capital assets, of the Corporation will be accompanied by a written statement disclosing the source of the funds distributed. If, at the time of distribution, this information is not available, a written explanation of the relevant circumstances will accompany the distribution and the written statement disclosing the source of the funds distributed will be sent to the Shareholders not later than 60 days after the close of the fiscal year in which the distribution was made.

         Section 2. Reserves. The Board, in its sole discretion, may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish or vary such fund or funds.

         Section 3. Fiscal Year. The fiscal year of the Corporation shall be as determined from time to time by the Board.

         Section 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "State of Michigan."

         Section 5. Amendment of the Bylaws. The Board is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws by the Board shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The Shareholders shall also have power to adopt, amend or repeal the Bylaws. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or these Bylaws, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws.

         Section 6. Reports.

                (a) The chairman of the Board or the chief executive officer shall prepare or cause to be prepared annually a full and correct annual report to Shareholders ("ANNUAL REPORT") concerning the operations of the Corporation and containing audited financial statements of the

                    Corporation and its subsidiaries for the preceding fiscal year prepared in accordance with generally accepted accounting principles.

                (b) The Annual Report shall be mailed or delivered to each
                    Shareholder as of a record date after the end of such fiscal year and each holder of other publicly held securities of the Corporation within 120 days after the end of the fiscal year, and shall be filed at the time the Annual Report is distributed to the Shareholders with any Exchange on which the Corporation's shares are listed and traded.

                (c) There shall be an annual meeting of the Corporation's
                    Shareholders upon reasonable notice following delivery of the Annual Report. The Annual Report shall also be submitted at the annual meeting and shall be placed on file thereafter at the principal office of the Corporation.

                (d) To the extent that the Corporation is required to file with the SEC quarterly reports, including statements of operating results, the Corporation shall make copies of such quarterly reports available to the Shareholders on a timely basis. The statement of operations contained in such quarterly reports shall disclose, at a minimum, any substantial items of an unusual or nonrecurrent nature and net income before and after estimated federal income tax.

                (e) To the extent that the Corporation is required to file with the SEC or other federal or state regulatory authority interim reports relating primarily to operations and financial positions, the Corporation shall make reports which reflect the information contained in such interim reports available to the Shareholders before or as soon as practicable after such interim reports are filed with the SEC or other regulatory authority. If the form of the report provided to the Shareholders differs from the interim report filed with the SEC or the regulatory authority, the Corporation shall file a copy of the report provided to the Shareholders with any Exchange on which the Corporation's shares are listed and traded.

         Section 7. Inspection of Books and Records. Inspection of the Corporation's books and records (including Shareholder records) shall be provided to the Shareholders and to the official or agency administering the securities laws of the various states upon reasonable notice for any proper purpose and as is consistent with applicable laws and regulations.

         Section 8. Review of Transactions. As long as the Corporation's shares are listed and traded on any Exchange, the Corporation shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilize the Corporation's Audit Committee or a comparable body for the review of potential conflict of interest situations where appropriate.

         Section 9. Shareholder Approval. In addition to any other matter with respect to which Shareholder approval is required by law, the Articles or these Bylaws, Shareholder approval shall be required for any matters with respect to which Shareholder approval is required by the rules and regulations of any Exchange, on which the Corporation's shares are listed and traded, including but not limited to matters involving the issuance of the securities of the Corporation in connection with the following:

                (a) Options plans or other special remuneration plans for
                    directors, officers or key employees.

                (b) Actions resulting in a change in control of the Corporation.

                (c) The acquisition, direct or indirect, of a business, a
                    company, tangible or intangible assets or property or securities representing any such interests:

                    (i) From a director, officer or substantial security holder of the Corporation (including its subsidiaries) or from any company or party in which one of such persons has a direct or indirect interest;

                    (ii) Where the present or potential issuance of common stock or securities convertible into common stock could result in an increase in outstanding common shares of 25% or more.

         Where Shareholder approval is required, unless a higher vote is required by law, the Articles or these Bylaws, the minimum vote which will constitute Shareholder approval shall be a majority of votes cast, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.